EXHIBIT 12
                                  ASHLAND INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   AND EARNINGS TO COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS
                                  (In millions)



                                                                                    Years Ended September 30
                                                                  -------------------------------------------------------------
                                                                    1997        1998         1999         2000         2001
                                                                  ----------  ----------   ----------   ----------   ----------
EARNINGS
--------

Income from continuing operations                                 $    169    $    178     $    291     $    292     $    406
Income taxes                                                           125         114          193          191          275
Interest expense                                                       148         133          141          189          160
Interest portion of rental expense                                      48          40           35           39           41
Amortization of deferred debt expense                                    1           1            1            2            2
Undistributed earnings of unconsolidated affiliates                     (6)        (62)         (11)        (112)         (90)
Earnings of significant affiliates*                                      7           -            -            -            -
                                                                  ----------  ----------   ----------   ----------   ----------
                                                                  $    492    $    404     $    650     $    601     $    794
                                                                  ==========  ==========   ==========   ==========   ==========


FIXED CHARGES
-------------

Interest expense                                                  $    148    $    133     $    141     $    189     $    160
Interest portion of rental expense                                      48          40           35           39           41
Amortization of deferred debt expense                                    1           1            1            2            2
Capitalized interest                                                     1           -            -            -            -
Fixed charges of significant affiliates*                                 5           -            -            -            -
                                                                  ----------  ----------   ----------   ----------   ----------
                                                                  $    203    $    174     $    177     $    230     $    203
                                                                  ==========  ==========   ==========   ==========   ==========


COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
-------------------------

Preferred dividend requirements                                   $      9    $      -     $      -     $      -     $      -
Ratio of pretax to net income**                                       1.74           -            -            -            -
                                                                  ----------  ----------   ----------   ----------   ----------
Preferred dividends on a pretax basis                                   17           -            -            -            -
Fixed charges                                                          203         174          177          230          203
                                                                  ----------  ----------   ----------   ----------   ----------
                                                                  $    220    $    174     $    177     $    230     $    203
                                                                  ==========  ==========   ==========   ==========   ==========


RATIO OF EARNINGS TO FIXED CHARGES                                    2.42        2.32         3.67         2.61         3.91

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS                                 2.24        2.32         3.67         2.61         3.91


* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.